AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHDT CORPORATION

In accordance with Section 607.1007 of the Florida Statutes, the articles of incorporation of CHDT Corporation, a Florida corporation, are hereby amended and restated (the “Amended and Restated Articles of Incorporation”) to read in their entirety as follows:

ARTICLE I.  NAME

The name of the corporation is CHDT Corporation (the “Corporation”).

ARTICLE II.  PURPOSE

The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

ARTICLE III.  REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS

The street address of the registered office of the Corporation shall be 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, and the registered agent of the Corporation at such address shall be Gerry McClinton.  The principal place of business of the Corporation shall be 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442.

ARTICLE IV.  AUTHORIZED SHARES

Section 1. Authorized Shares.  The maximum number of shares which the Corporation is authorized to issue is 700,000,000 shares, of which 600,000,000 shares shall be Common Stock par value $0.0001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock (the “Preferred Stock”).

Section 2.  Preferred Stock.

(a)           Preferred Stock shall be entitled to preference over Common Stock in the distribution of dividends or assets, in such manner and to such extent, if any, as may be determined, from time to time by the Board of Directors. The shares of Preferred Stock may be divided into or issued in series. The Board of Directors is expressly vested with and shall have authority to establish from time to time the number of shares to be included in each series and, within the limitations of law and the provisions of these Articles of Incorporation, to fix and determine the voting rights and other designations, preferences, rights, qualifications, limitations, and restrictions, if any, of each such series.  All shares of Preferred Stock of the same series shall be identical with each other in all respects.

(b)           The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting such series and the distinctive designation of such series;

(ii) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions on, with respect to any series;

(iii) The dividend rate on the shares of each series, the dates at which dividends, if declared, shall be payable, the conditions upon which such dividends are payable, whether dividends shall be cumulative, non-cumulative, or partially cumulative and, if cumulative or partially cumulative, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iv) Whether the shares of such series shall have voting rights in addition to any voting rights and/or class voting rights that may be provided by law and, if so, the terms and duration of such voting rights, including the number of votes per share in any such series, which number may be more or less than one vote per share, as the Board of Directors may determine;

(v) Whether the shares of such series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including the amount and type of consideration per share payable in case of conversion or exchange, the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be effected, and provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

(vi) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which the shares of such series shall be redeemable and the amount and type of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vii) Whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the redemption or purchase of shares of that series for retirement, and if such retirement or sinking fund or funds be established, the amount thereof and the terms and provisions relative to the operation thereof;

(viii) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(ix) Such other special rights and protective provisions with respect to any series as the Board of Directors may deem advisable; and

(x) Any other relative rights, preferences and limitations of such series.

The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Section 3.  Series B-1 Convertible Preferred Stock.

(a)           Designation. The distinctive serial designation of this series shall be “Series B-1 Convertible Preferred Stock, $0.0001 par value per share” (hereinafter called “Series B-1 Preferred Stock”).

(b)           Authorized Shares. The number of shares in this Series B-1 Preferred Stock shall initially be 2,108,813, which number may from time to time be decreased (but not below the number then outstanding), but not increased, by the Board of Directors. Shares of this Series B-1 Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series B-1 Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of  Incorporation.

(c)           Dividends. The holders of full or fractional shares of this Series B-1 Preferred Stock shall not be entitled to any dividends or other distributions.

(d)           Conversion. Each share of the Series B-1 Preferred Stock that is issued and outstanding may be converted into 66.66 shares of Common Stock (as such number may be adjusted pursuant to Section 3(i) below) (the “Series B-1 Conversion Shares”) by the holder thereof upon written demand to the Corporation and upon compliance with any reasonable administrative requirements of the Corporation for such conversion.

(e)           Merger. In the event of any merger, reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in Section 3(i) below), or consolidation of the Corporation with or into another corporation (other than a liquidating event described in Section 3(f) below), then in any such case the shares of this Series shall automatically be converted into a number of shares of Common Stock equal to the Series B-1 Conversion Shares, and such conversion shall be consummated prior to the record date for holders of the shares of Common Stock for any such merger, reorganization, or consolidation.

(f)           Liquidation and Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock, but after all distributions are made in full to all other series of issued and outstanding shares of preferred stock, to be paid in full an amount per whole share of this Series equal to $1.00, together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series B-1 Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3(f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable, amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series B-1 Preferred Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3(f) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section 3(f), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(g)           Preferences.  This Series B-1 Preferred Stock shall rank (i) junior to all other series or classes of Preferred Stock of the Corporation, now existing or hereafter created, as to payment of dividends and the distribution of assets, unless the terms of any such other series or class shall provide otherwise; and (ii) pari passu with the Series C Preferred Stock.

(h)           Voting Rights. The shares of the Series B-1 Preferred Stock shall have no voting rights unless applicable law requires otherwise.

(i)            Adjustments.

(i)           Adjustment Upon Common Stock Event.  At any time or from time to time after the date on which the first share of Series B-1 Preferred Stock was issued by the Corporation (the “Series B-1 Original Issue Date”), upon the happening of a Series B-1 Common Stock Event (as hereinafter defined), the Series B-1 Conversion Shares shall, simultaneously with the happening of such Series B-1 Common Stock Event, be adjusted proportionately by multiplying the Series B-1 Conversion Shares immediately prior to such Series B-1 Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Series B-1 Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Series B-1 Common Stock Event, and the product so obtained shall thereafter be the Series B-1 Conversion Shares. The Series B-1 Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Series B-1 Common Stock Event.  As used herein, the term the “Series B-1 Common Stock Event” shall mean (A) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (B) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

 (ii)           Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Series B-1 Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Series B-1 Common Stock Event, then in each such event provision shall be made so that the holders of the Series B-1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series B-1 Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(i) with respect to the rights of the holders of the Series B-1 Preferred Stock or with respect to such other securities by their terms.

(iii)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Series B-1 Original Issue Date the Common Stock issuable upon the conversion of the Series B-1 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Series B-1 Common Stock Event or a stock dividend provided for elsewhere in this Section 3(i)), then in any such event each holder of Series B-1 Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

 (iv)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series B-1 Conversion Shares, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B-1 Preferred Stock at the holder’s address as shown in the Corporation’s books.

(v)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series B-1 Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(j)           No Impairment. The Corporation shall not avoid or seek to avoid the 4(g)(ii) observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series B-1 Preferred Stock against impairment. This Section 3(j) is intended to prevent the Corporation from any intentional violation of any of the express rights, preferences and privileges of the Series B-1 Preferred Stock herein.

Section 4.  Series C Convertible Preferred Stock.

(a)           Designation. The distinctive serial designation of this series shall be “Series C Convertible Preferred Stock, $1.00 par value per share” (hereinafter called “Series C Preferred Stock”).

(b)           Authorized Shares. The number of shares in this Series C Preferred Stock shall initially be 1,000, which number may from time to time be decreased (but not below the number then outstanding), but not increased, by the Board of Directors. Shares of this Series C Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series C Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

(c)           Dividends. The holders of full or fractional shares of this Series C Preferred Stock shall not be entitled to any dividends or other distributions.

(d)           Conversion. The holders of the Series C Preferred Stock shall have, and be subject to, the following conversion rights:

(i)           Each share of the Series C Preferred Stock that is issued and outstanding may be converted, at any time or from time to time, into 67,979.425 shares of Common Stock (as such number may be adjusted pursuant to Section 4(i) below) (the “Conversion Shares”) by the holder thereof upon written demand to the transfer agent (or to the Corporation if the Corporation serves as its own transfer agent) or as otherwise provided herein.

 (ii)           The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of  Incorporation.

(iii)           Before any holder of Series C Preferred Stock shall be entitled to convert shares of Series C Preferred Stock into shares of Common Stock, the holder shall surrender the certificate for such shares of Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent.  The notice shall state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

(iv)           In the event less than all the shares represented by a certificate are converted, the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

(v)           The conversion time shall be the date notice is provided by the holder of Series C Preferred Stock to the Corporation in accordance with Section 4(d)(i) above.

(e)           Merger. In the event of any merger, reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in Section 4(i) below) or consolidation of the Corporation with or into another corporation (other than a Liquidation Event (as described in Section 4(f) below)), then in any such case the shares of this Series shall automatically be converted into a number of shares of Common Stock equal to the Conversion Shares, and such conversion shall be consummated prior to the record date for holders of the shares of Common Stock for any such merger, reorganization, or consolidation.

(f)           Liquidation and Dissolution.

(i)           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock, but after all distributions are made in full to all other series of issued and outstanding shares of Preferred Stock with a liquidation preference senior to Series C Preferred Stock, to be paid in full an amount per whole share of this Series equal to $700.00 (the “Series C Preferred Stock Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series that have not converted to Common Stock in accordance with this Section 4, the holders of shares of this Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon a Liquidation Event shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 4(f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable, amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(ii)           Upon a Liquidation Event, the holders of shares of this Series C Preferred Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to this Section 4(f) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

(iii)           For the purposes of Section 4(f)(i) above, the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a Liquidation Event.

(iv)           Prior to the occurrence of a Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date or ten (10) calendar days prior to any record date for distributions or dividends to holders of record of Common Stock, if earlier, with respect thereto, the Corporation will furnish each holder of the Series C Preferred Stock written notice; together with a certificate prepared by the chief financial officer (or any other executive officer) of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series C Preferred Stock each holder of the Series C Preferred Stock would receive pursuant to the provisions of this Section 4(f) and stating in detail the basis upon which such amounts were determined.  Notwithstanding the preceding, the holder or holders of not less than a majority of the outstanding shares of Series C Preferred Stock may, at any time upon written notice to the Corporation, reduce the time, but not below five (5) business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

(v)           Notwithstanding anything contained herein to the contrary, prior to the payment date with respect to a Liquidation Event, each holder of Series C Preferred Stock shall have the right to convert its shares of Series C Preferred Stock into Common Stock in accordance with this Section 4.

(g)           Preferences.  So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not (by merger, consolidation or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the Series C Preferred Stock then outstanding (i) adversely alter or change the rights, preferences, or privileges of, or restrictions provided for the benefit of, the Series C Preferred Stock; or (ii) authorize or issue (by reclassification or otherwise) any security having rights or preferences senior to or being on a parity with the Series C Preferred Stock; provided, however, that the foregoing Section 4(g)(ii) shall not apply to any issuance of preferred stock senior to the Series C Preferred Stock that is either approved in advance by the two directors elected by the Series C Preferred Stock or issued to an “accredited investor” (as defined in Rule 501(a) or Regulation D under the Securities Act of 1933 as amended) in return for $5,000,000 or more in net cash offering proceeds to the Corporation. Notwithstanding the preceding, the Corporation may issue other series or classes of Preferred Stock with rights as to payment of dividends that are senior to Series C Preferred Stock. Except as otherwise provided herein, Series C Preferred Stock shall rank pari passu with the Series B-1 Preferred Stock.  The foregoing shall not impair the ability of the Corporation to issue shares of its Common Stock.

(h)           Voting Rights. Except as otherwise provided herein or otherwise required by applicable law, the shares of the Series C Preferred Stock shall have no voting rights.

(i)            Adjustments.

(i)           Adjustment Upon Common Stock Event.  At any time or from time to time after the date on which the first share of Series C Preferred Stock was issued by the Corporation (the “Series C Original Issue Date”), upon the happening of a Series C Common Stock Event (as hereinafter defined), the Conversion Shares shall, simultaneously with the happening of such Series C Common Stock Event, be adjusted proportionately by multiplying the Conversion Shares immediately prior to such Series C Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Series C Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Series C Common Stock Event, and the product so obtained shall thereafter be the Conversion Shares. The Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Series C Common Stock Event.  As used herein, the term the “Series C Common Stock Event” shall mean (A) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (B) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

 (ii)           Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Series C Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Series C Common Stock Event, then in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(i) with respect to the rights of the holders of the Series C Preferred Stock or with respect to such other securities by their terms.

(iii)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Series C Original Issue Date the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Series C Common Stock Event or a stock dividend provided for elsewhere in this Section 4(i)), then in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

 (iv)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Shares, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Corporation’s books.

(v)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series C Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(j)           Election of Directors.

(i) So long as any Series C Preferred Stock is outstanding, (A) the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series C Director”), and (B) the holders of record of the shares of Common Stock and of any other class or series of voting stock, voting together as a single class, shall be entitled to elect the remaining five (5) directors of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect the director voting together as a single class, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders.  Section  2 of Article V below shall govern the removal of directors for cause.

(ii) At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect the director will constitute a quorum for electing the director.  A vacancy in any directorship filled by the holders of any class or series will be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(j).

(k)           No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series C Preferred Stock against impairment.  This Section 4(k) is intended to prevent the Corporation from any intentional violation of any of the express rights, preferences and privileges of the Series C Preferred Stock herein.

(l)           Limitation on Conversion.  In no event shall the holder be entitled to convert the number of Series C Preferred Stock, which when those converted added to the sum of the number of shares of Common Stock previously beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)), by the holder, would exceed 4.99% of the shares of Common Stock outstanding, as determined in accordance with Rule 13d-1(j) of the Exchange Act; provided, however, such limitation shall not apply with respect to: (i) a mandatory conversion pursuant to Section 4(e) or (ii) an election to convert in connection with a Liquidation Event pursuant to Section 4(f).

ARTICLE V.  DIRECTORS

Section 1.  Number.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of seven members of Directors, acting by not less than a majority of the directors then in office.

Section 2.  Removal.  Any director or the entire Board of Directors of the Corporation may be removed only for cause. At any annual meeting of shareholders of the Corporation or at any special meeting of shareholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of capital stock entitled to vote thereon, present in person or by proxy, may remove such director or directors for cause.

Section 3.  Vacancies.  Any vacancies in the Board of Directors (other than Series C Directors) resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, even if less than a quorum. Any director so chosen shall hold office only until the next election of directors by the shareholders.

ARTICLE VI.  AMENDMENTS

Unless otherwise required by applicable laws or the provisions of these Amended and Restated Articles of Incorporation, these Amended and Restated Articles of Incorporation shall be amended only by the affirmative vote of the holders of a majority of the shares entitled to vote on such amendment, voting as a single class.

ARTICLE VII.  WRITTEN CONSENT

The power of the shareholders of the Corporation to consent in writing, without a vote at an annual or special meeting of shareholders of the Corporation, to the taking of any action by the Corporation is specifically granted.

ARTICLE VIII.  OWNERSHIP OF STOCK BY THE CORPORATION

If the Corporation acquires its own shares, such shares shall belong to the Corporation and shall constitute treasury shares unless disposed of or canceled by the Corporation.

ARTICLE IX.  CONTROL SHARE ACQUISITION

The Control Share Acquisition provisions of the Florida General Corporation Act, found in Title XXXVI, Chapter 607, Section 607.0902 of said act, shall not apply to the Corporation.

CHDT CORPORATION

By:
      Stewart Wallach      Chief Executive Officer & President

CERTIFICATE TO AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHDT CORPORATION

The undersigned, Stewart Wallach, Chief Executive Officer and President of CHDT Corporation, a Florida corporation (the “Corporation”), does hereby certify as follows:

1.           The amendment and restatement of the Corporation’s articles of incorporation as attached hereto requires approval of the holders of the Corporation’s Common Stock and the holders of the Corporation’s Series B Convertible Preferred Stock.

2.           The board of directors of the Corporation recommended by unanimous written consent dated July 9, 2009 that the holders of Common Stock of the Corporation and the holders of Series B Convertible Preferred Stock of the Corporation approve the amendment and restatement of the Corporation’s articles of incorporation.  The amendment and restatement of the Corporation’s articles of incorporation was approved by the holders of Common Stock of the Corporation by written consent dated as of July 9, 2009 because the number of Common Stock votes cast for the amendment was sufficient for approval.  The amendment and restatement of the Corporation’s articles of incorporation was approved by the holders of Series B Convertible Preferred Stock of the Corporation by written consent dated as of July 9, 2009 because the number of Series B Convertible Preferred Stock votes cast for the amendment was sufficient for approval.

3.           The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of the Corporation to the Florida Department of State for filing in accordance with Section 607.1007, Florida Statutes.

CHDT CORPORATION

By:
      Stewart Wallach      Chief Executive Officer & President

ACCEPTANCE OF REGISTERED AGENT

Having been named as Registered Agent and to accept service of process for the above stated corporation at the place designated in this Certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity.  I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

Date:  July  9, 2009

_____________________________
Gerry McClinton